UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 6, 2014

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Crexendo, Inc.
(Exact Name of Registrant as Specified in Its Charter)

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Delaware	001-32277	87-0591719
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 South 52nd Street, Tempe, AZ 85281
(Address of Principal Executive Offices) (Zip Code)

(602) 714-8500
(Registrant’s Telephone Number, Including Area Code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On February 4, 2014, Robert Kamm notified Crexendo, Inc. (“Company”) that he is resigning effective immediately from his position as a member of the board of directors (“Board”) and from all committees of our board of directors.  Mr. Kamm has been a member of the Board since September 2005.  Mr. Kamm indicated his resignation is not due to any disagreements with the Company or any of its operations, policies or practices.  Mr. Kamm’s resignation stated “Due to other current responsibilities I do not believe that I can contribute the time necessary to properly fulfill my board responsibilities.”  Mr. Kamm was a member of the Boards nominating and compensation committees.

Mr. Kamm’s resignation notice is attached hereto as Exhibit 10.1 of this Form 8-K, and is incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Resignation notice of Robert Kamm

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 6, 2013	Crexendo, Inc.

	By:	/s/ Ronald Vincent
Ronald Vincent Chief Financial Officer